Exhibit 99.1

10990 Roe Avenue Overland Park, KS 66211 Phone 913 696 6100 Fax 913 696 6116 News Release

YRC WORLDWIDE REPORTS 2014 FIRST QUARTER RESULTS

OVERLAND PARK, Kan., May 1, 2014 — YRC Worldwide Inc. (NASDAQ: YRCW) today reported financial results for the first quarter of 2014.

Consolidated operating revenue for the first quarter of 2014 was $1.211 billion with consolidated operating loss reported at $32.4 million. As a comparison, the company reported consolidated operating revenue of $1.162 billion for the first quarter of 2013 and consolidated operating income of $9.9 million, which included a $4.5 million gain on asset disposals.

The company reported, on a non-GAAP basis, adjusted EBITDA of $23.4 million for the first quarter of 2014, as compared to adjusted EBITDA of $60.7 million for the first quarter of 2013 (as detailed in the reconciliation below).

“We faced numerous challenges during the first quarter as we battled both the distractions from the ratification of the Memorandum of Understanding (MOU) along with Mother Nature,” said YRC Worldwide CEO James Welch. “This was one of the worst winter seasons in my more than 30 years in trucking. We estimate that it negatively impacted our operating income by approximately $20 million. The main culprits were lower volumes, decreased productivities and higher use of purchased transportation,” stated Welch.

Additionally, the year-over-year decline in adjusted EBITDA is attributable to a $13.2 million increase in expense related to workers’ compensation, bodily injury and cargo claims. The increase in both our bodily injury and cargo claims expense was driven by an increase in the number of claims due to adverse weather conditions as well as favorable development experienced in the first quarter of 2013.

“The good news is that during the first quarter of 2014, we laid the foundation for our future operational improvements based on changes provided by the recently ratified MOU, more specifically the establishment of a uniform national attendance policy, payment of vacation based on the number of hours worked and, to a lesser extent, our new over-the-road purchased transportation policy,” continued Welch. “I am pleased with the progress we’ve made during the first quarter in implementing these new policies; however, because the MOU was ratified halfway through the quarter, there were little, if any, positive impacts on year-over-year results. I believe it will take the better part of 12 months before we experience the full effect of the operationally-related policy changes,” said Welch.

“Since his appointment as president in late February, Darren Hawkins has restructured the organization at YRC Freight to align sales with operations and three terminals are set to open to meet demand for service in certain areas of the country. For the remainder of 2014, these changes, in addition to our regimented service cycle, are anticipated to provide additional efficiencies that will intensify our operational improvements,” stated Welch.

Despite the significant impact of the winter weather, the Regional segment grew revenues by 11.1% during the first quarter of 2014 as compared to the same period in 2013 in part due to an additional 4.5 days in the quarter for Holland and Reddaway. “Even though two of our three regional companies experienced interference from the winter weather in the Northeast throughout the quarter and the associated expense degradation, I am very pleased with their results. I believe the strength in the topline speaks volumes for their management teams and the tightening of capacity in certain areas of the country,” Welch said.

Key Segment Information – first quarter 2014 compared to the first quarter of 2013

YRC Freight	2014	2013	Percent Change
Workdays	63.0	62.5
Operating revenues (in millions)	$756.8	$753.8	0.4%
Operating income (loss) (in millions)	(32.5)	2.4	NM	(a)
Operating ratio	104.3	99.7	(4.6	)pp
Total tonnage per day (in thousands)	26.13	25.69	1.7%
Total shipments per day (in thousands)	44.00	44.23	(0.5)%
Revenue per hundredweight	$22.96	$23.57	(2.6)%
Revenue per shipment	$273	$274	(0.4)%

(a)	Not Meaningful

Regional Transportation	2014	2013	Percent Change
Workdays	67.0	62.5
Operating revenues (in millions)	$454.1	$408.7	11.1%
Operating income (in millions)	7.9	12.0	(34.2)%
Operating ratio	98.3	97.1	1.2pp
Total tonnage per day (in thousands)	30.08	29.30	2.6%
Total shipments per day (in thousands)	40.38	39.68	1.8%
Revenue per hundredweight	$11.28	$11.17	1.0%
Revenue per shipment	$168	$165	1.9%

Liquidity

At March 31, 2014, the company’s liquidity, including cash, cash equivalents and availability under its $450 million asset-based loan facility (ABL) increased on a year-over-year basis by $8.2 million to $223.0 million. As a comparison, the company’s liquidity, including cash, cash equivalents and availability under its prior ABL, was $214.8 million at March 31, 2013. For the three months ended March 31, 2014, cash used in operating activities was $56.2 million as compared to cash used in operating activities of $13.9 million for the three months ended March 31, 2013, an increase of $42.3 million.

Review of Financial Results

YRC Worldwide Inc. will host a conference call with the investment community today, Thursday, May 1, 2014, beginning at 9:30 a.m. ET, 8:30 a.m. CT. The call will be available to listeners as a live webcast and as a replay via the YRC Worldwide website yrcw.com.

Non-GAAP Financial Measures

Adjusted EBITDA is a non-GAAP measure that reflects the company’s earnings before interest, taxes, depreciation, and amortization expense, and further adjusted for letter of credit fees, equity-based compensation expense, net gains or losses on property disposals and certain other items, including restructuring professional fees, expenses associated with certain lump sum payments to our IBT employees and results of permitted dispositions and discontinued operations as defined in the company’s credit facilities. Adjusted EBITDA is used for internal management purposes as a financial measure that reflects the company’s core operating performance. In addition, management uses adjusted EBITDA to measure compliance with financial covenants in the company’s credit facilities. Free cash flow and adjusted free cash flow are non-GAAP measures that reflect the company’s operating cash flow minus gross capital expenditures and operating cash flow minus gross capital expenditures, excluding the restructuring professional fees included in operating cash flow, respectively. However, these financial measures should not be construed as better measurements than operating cash flow, net income or earnings per share, as defined by generally accepted accounting principles (GAAP).

Adjusted EBITDA, free cash flow and adjusted free cash flow have the following limitations:

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to fund restructuring professional fees, letter of credit fees, service interest or principal payments on our outstanding debt or fund our lump sum payments to our IBT employees required under the ratified MOU;

•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will have to be replaced in the future, and adjusted EBITDA does not reflect any cash requirements for such replacements;

•	Equity-based compensation is an element of our long-term incentive compensation program, although adjusted EBITDA excludes certain employee equity-based compensation expense when presenting our ongoing operating performance for a particular period;

•	Adjusted free cash flow excludes the cash usage by the company’s restructuring professional fees, debt issuance costs, equity issuance costs and principal payments on our outstanding debt and the resulting reduction in the company’s liquidity position from those cash outflows;

•	Other companies in our industry may calculate adjusted EBITDA differently than we do, limiting their usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA, free cash flow and adjusted free cash flow should not be considered a substitute for performance measures calculated in accordance with GAAP. We compensate for these limitations by relying primarily on our GAAP results and using adjusted EBITDA, free cash flow and adjusted free cash flow as a secondary measure. The company has provided reconciliations of its non-GAAP measures, adjusted EBITDA, free cash flow and adjusted free cash flow, to GAAP operating income (loss) within the supplemental financial information in this release.

* * * * *

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Words such as “will,” “expect,” “intend,” “anticipate,” “believe,” “project,” “forecast,” “propose,” “plan,” “designed,” “enable,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are inherently uncertain and are subject to significant business, economic, competitive, regulatory and other risks, uncertainties and contingencies, known and unknown, many of which are beyond our control. Our future financial condition and results could differ materially from those predicted in such forward-looking statements because of a number of factors, including (without limitation) our ability to generate sufficient cash flows and liquidity to fund operations and satisfy our cash needs and future cash commitments, including (without limitation) our obligations related to our substantial indebtedness and lease and pension funding requirements; the pace of recovery in the overall economy, including (without limitation) customer demand in the retail and manufacturing sectors; the success of our management team in implementing its strategic plan and operational and productivity improvements, including (without limitation) our continued ability to meet high on-time and quality delivery performance standards, and the impact of those improvements to meet our future liquidity and profitability; our ability to finance the maintenance, acquisition and replacement of revenue equipment and other necessary capital expenditures; potential increase in our operating lease obligations resulting from our decision to defer the purchase of new revenue equipment; changes in equity and debt markets; inclement weather; price and availability of fuel; sudden changes in the cost of fuel or the index upon which we base our fuel surcharge and the effectiveness of our fuel surcharge program in protecting us against fuel price volatility; competition and competitive pressure on service and pricing; expense volatility, including (without limitation) volatility due to changes in rail service or pricing for rail service; our ability to comply and the cost of compliance with federal, state, local and foreign laws and regulations, including (without limitation) laws and regulations for the protection of employee safety and health and the environment; terrorist attack; labor relations, including (without limitation) the continued support of our union employees with respect to our strategic plan, the impact of work rules, work stoppages, strikes or other disruptions, our obligations to multi-employer health, welfare and pension plans, wage requirements and employee satisfaction; the impact of claims and litigation to which we are or may become exposed; and other risks and contingencies, including (without limitation) the risk factors that are included in our reports filed with the SEC, including those described under “Risk Factors” in our annual report on Form 10-K and quarterly reports on Form 10-Q.

* * * * *

About YRC Worldwide

YRC Worldwide Inc., a Fortune 500 company headquartered in Overland Park, Kan., is the holding company for a portfolio of successful companies including YRC Freight, YRC Reimer, Holland, Reddaway, and New Penn. YRC Worldwide has one of the largest, most comprehensive less-than-truckload (LTL) networks in North America with local, regional, national and international capabilities. Through its team of experienced service professionals, YRC Worldwide offers industry-leading expertise in heavyweight shipments and flexible supply chain solutions, ensuring customers can ship industrial, commercial and retail goods with confidence. Please visit www.yrcw.com for more information.

Web site: www.yrcw.com

Follow YRC Worldwide on Twitter: http://twitter.com/yrcworldwide

Investor Contact:	Stephanie Fisher
913-696-6108
investor@yrcw.com

Media Contact:	Suzanne Dawson
LAK Public Relations, Inc.
212-329-1420
sdawson@lakpr.com

CONSOLIDATED BALANCE SHEETS

YRC Worldwide Inc. and Subsidiaries

(Amounts in millions except share and per share data)

	March 31, 2014	December 31, 2013
	(Unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$140.5	$176.3
Restricted amounts held in escrow	171.6	90.1
Accounts receivable, net	535.7	460.9
Prepaid expenses and other	101.3	70.6

Total current assets	949.1	797.9

PROPERTY AND EQUIPMENT:
Cost	2,844.4	2,844.2
Less - accumulated depreciation	(1,781.2)	(1,754.4)

Net property and equipment	1,063.2	1,089.8

OTHER ASSETS:
Intangibles, net	74.8	79.8
Restricted amounts held in escrow	—	0.6
Deferred income taxes, net	18.3	18.3
Other assets	109.7	78.5

Total assets	$2,215.1	$2,064.9

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$224.7	$176.7
Wages, vacations, and employees’ benefits	219.0	191.2
Deferred income taxes, net	21.8	18.6
Other current and accrued liabilities	182.6	189.5
Current maturities of long-term debt	107.4	8.6

Total current liabilities	755.5	584.6

OTHER LIABILITIES:
Long-term debt, less current portion	1,097.5	1,354.8
Deferred income taxes, net	1.7	1.8
Pension and postretirement	373.7	384.8
Claims and other liabilities	349.8	336.3
Commitments and contingencies

SHAREHOLDERS’ DEFICIT:
Preferred stock, $1.00 par value per share	—	—
Common stock, $0.01 par value per share	0.3	0.1
Capital surplus	2,285.9	1,964.4
Accumulated deficit	(2,242.5)	(2,154.2)
Accumulated other comprehensive loss	(314.1)	(315.0)
Treasury stock, at cost (410 shares)	(92.7)	(92.7)

Total shareholders’ deficit	(363.1)	(597.4)

Total liabilities and shareholders’ deficit	$2,215.1	$2,064.9

STATEMENTS OF CONSOLIDATED COMPREHENSIVE LOSS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions except per share data, shares in thousands)

(Unaudited)

	2014	2013

OPERATING REVENUE	$1,210.9	$1,162.5

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	725.7	681.0
Operating expenses and supplies	283.7	267.8
Purchased transportation	131.9	114.9
Depreciation and amortization	41.0	43.6
Other operating expenses	60.8	49.8
Gains on property disposals, net	0.2	(4.5)

Total operating expenses	1,243.3	1,152.6

OPERATING INCOME (LOSS)	(32.4)	9.9

NONOPERATING (INCOME) EXPENSES:
Interest expense	58.2	39.2
Gain on extinguishment of debt	(11.2)	—
Other, net	(5.1)	(0.3)

Nonoperating expenses, net	41.9	38.9

LOSS BEFORE INCOME TAXES	(74.3)	(29.0)
INCOME TAX BENEFIT	(4.1)	(4.5)

NET LOSS	(70.2)	(24.5)
AMORTIZATION OF BENEFICIAL CONVERSION FEATURE ON PREFERRED STOCK	(18.1)	—

NET LOSS ATTRIBUTABLE TO COMMON SHAREHOLDERS	$(88.3)	$(24.5)

NET LOSS	$(70.2)	$(24.5)
OTHER COMPREHENSIVE INCOME, NET OF TAX	0.9	3.1

COMPREHENSIVE LOSS ATTRIBUTABLE TO YRC WORLDWIDE INC.	$(69.3)	$(21.4)

AVERAGE COMMON SHARES OUTSTANDING-BASIC	22,344	8,380
AVERAGE COMMON SHARES OUTSTANDING-DILUTED	22,344	8,380

NET LOSS PER SHARE - BASIC	$(3.95)	$(2.93)
NET LOSS PER SHARE - DILUTED	$(3.95)	$(2.93)

STATEMENTS OF CONSOLIDATED CASH FLOWS

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(unaudited)

	2014	2013

OPERATING ACTIVITIES:
Net loss	$(70.2)	$(24.5)
Noncash items included in net loss:
Depreciation and amortization	41.0	43.6
Gain on extinguishment of debt	(11.2)	—
Paid-in-kind interest on Series A Notes and Series B Notes	10.1	7.6
Amortization of deferred debt costs	3.3	1.6
Amortization of premiums and discounts on debt	17.7	1.4
Equity based compensation expense	6.6	1.0
(Gains) losses on property disposals, net	0.2	(4.5)
Other noncash items, net	(3.3)	(0.4)
Changes in assets and liabilities, net:
Accounts receivable	(75.4)	(45.2)
Accounts payable	37.2	(2.0)
Other operating assets	(16.9)	9.1
Other operating liabilities	4.7	(1.6)

Net cash used in operating activities	(56.2)	(13.9)

INVESTING ACTIVITIES:
Acquisition of property and equipment	(11.7)	(17.2)
Proceeds from disposal of property and equipment	0.6	0.6
Restricted escrow receipts (deposits), net	(80.9)	4.5
Other	3.4	1.8

Net cash used in investing activities	(88.6)	(10.3)

FINANCING ACTIVITIES:
Issuance of long-term debt	693.0	0.3
Repayment of long-term debt	(789.5)	(2.4)
Debt issuance costs	(27.4)	—
Equity issuance costs	(17.1)	—
Equity issuance proceeds	250.0	—

Net cash provided by (used in) financing activities	109.0	(2.1)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(35.8)	(26.3)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	176.3	208.7

CASH AND CASH EQUIVALENTS, END OF PERIOD	$140.5	$182.4

SUPPLEMENTAL CASH FLOW INFORMATION
Interest paid	$(39.4)	$(28.5)
Income tax refund, net	13.6	14.6

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

SEGMENT INFORMATION

	Three Months
	2014	2013	%

Operating revenue:
YRC Freight	$756.8	$753.8	0.4
Regional Transportation	454.1	408.7	11.1
Other, net of eliminations	—	—

Consolidated	1,210.9	1,162.5	4.2

Operating income (loss):
YRC Freight	(32.5)	2.4
Regional Transportation	7.9	12.0
Corporate and other	(7.8)	(4.5)

Consolidated	$(32.4)	$9.9

Operating ratio:
YRC Freight	104.3%	99.7%
Regional Transportation	98.3%	97.1%
Consolidated	102.7%	99.1%

Operating ratio is calculated as (i) 100 percent (ii) minus the result of dividing operating income by operating revenue or (iii) plus the result of dividing operating loss by operating revenue, and expressed as a percentage.

SUPPLEMENTAL INFORMATION

As of March 31, 2014	Par Value	Premium/ (Discount)	Book Value
New term loan	$698.2	$(6.8)	$691.4
ABL facility - (capacity $450M; borrowing base $450M; availability $82.5M)	—	—	—
Series A Notes	86.7	(7.0)	79.7
Series B Notes	16.5	(2.3)	14.2
Secured Second A&R CDA	51.0	—	51.0
Unsecured Second A&R CDA	73.2	—	73.2
Lease financing obligations	295.2	—	295.2
Other	0.2	—	0.2

Total debt	$1,221.0	$(16.1)	$1,204.9

As of December 31, 2013	Par Value	Premium/ (Discount)	Book Value
Restructured term loan	$298.1	$37.7	$335.8
ABL facility – Term A - (capacity $175M; borrowing base $156.5M; availability $51.5M)	105.0	(2.1)	102.9
ABL facility – Term B - (capacity $219.9M; borrowing base $219.9M; availability $0)	219.9	(3.9)	216.0
Series A Notes	177.8	(17.8)	160.0
Series B Notes	69.2	(10.5)	58.7
6% convertible senior notes	69.4	(1.1)	68.3
Pension contribution deferral obligations	124.2	(0.2)	124.0
Lease financing obligations	297.5	—	297.5
Other	0.2	—	0.2

Total debt	$1,361.3	$2.1	$1,363.4

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
	2014	2013
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$(32.4)	$9.9
Depreciation and amortization	41.0	43.6
(Gains) losses on property disposals, net	0.2	(4.5)
Letter of credit expense	5.2	8.9
Restructuring professional fees	1.1	1.3
Permitted dispositions and other	0.1	0.1
Equity based compensation expense	6.6	1.0
Other nonoperating, net	1.6	0.4

Adjusted EBITDA	$23.4	$60.7

	Three Months
	2014	2013
Adjusted EBITDA by segment:
YRC Freight	$(3.7)	$33.6
Regional Transportation	25.9	29.0
Corporate and other	1.2	(1.9)

Adjusted EBITDA	$23.4	$60.7

	Three Months
	2014	2013
Reconciliation of adjusted EBITDA to adjusted free cash flow (deficit):
Adjusted EBITDA	$23.4	$60.7
Total restructuring professional fees	(1.1)	(1.3)
Cash paid for interest	(39.4)	(28.5)
Cash paid for letter of credit fees	(4.0)	(6.0)
Working capital cash flows excluding income tax, net	(48.7)	(53.4)

Net cash used in operating activities before income taxes	(69.8)	(28.5)
Cash received from income taxes, net	13.6	14.6

Net cash used in operating activities	(56.2)	(13.9)
Acquisition of property and equipment	(11.7)	(17.2)
Total restructuring professional fees	1.1	1.3

Adjusted free cash flow (deficit)	$(66.8)	$(29.8)

SUPPLEMENTAL FINANCIAL INFORMATION

YRC Worldwide Inc. and Subsidiaries

For the Three Months Ended March 31

(Amounts in millions)

(Unaudited)

	Three Months
	2014	2013
YRC Freight segment
Reconciliation of operating income (loss) to adjusted EBITDA:
Operating income (loss)	$(32.5)	$2.4
Depreciation and amortization	24.7	28.0
Gains on property disposals, net	(0.2)	(4.5)
Letter of credit expense	3.6	7.4
Other nonoperating, net	0.7	0.3

Adjusted EBITDA	$(3.7)	$33.6

	Three Months
	2014	2013
Regional Transportation segment
Reconciliation of operating income to adjusted EBITDA:
Operating income	$7.9	$12.0
Depreciation and amortization	16.4	15.5
Losses on property disposals, net	0.4	—
Letter of credit expense	1.2	1.4
Other nonoperating, net	—	0.1

Adjusted EBITDA	$25.9	$29.0

	Three Months
	2014	2013
Corporate and other segment
Reconciliation of operating loss to adjusted EBITDA:
Operating loss	$(7.8)	$(4.5)
Depreciation and amortization	(0.1)	0.1
Letter of credit expense	0.4	0.1
Restructuring professional fees	1.1	1.3
Permitted dispositions and other	0.1	0.1
Equity based compensation expense	6.6	1.0
Other nonoperating, net	0.9	—

Adjusted EBITDA	$1.2	$(1.9)

YRC Worldwide Inc.

Segment Statistics

	YRC Freight
	1Q14	1Q13	4Q13	Y/Y % (b)	Sequential % (b)
Workdays	63.0	62.5	62.0

Total picked up revenue (in millions) (a)	$755.9	$756.9	$768.4	(0.1)	(1.6)
Total tonnage (in thousands)	1,646	1,605	1,672	2.5	(1.5)
Total tonnage per day (in thousands)	26.13	25.69	26.97	1.7	(3.1)
Total shipments (in thousands)	2,772	2,764	2,801	0.3	(1.0)
Total shipments per day (in thousands)	44.00	44.23	45.17	(0.5)	(2.6)
Total revenue/cwt.	$22.96	$23.57	$22.98	(2.6)	(0.1)
Total revenue/shipment	$273	$274	$274	(0.4)	(0.6)
Total weight/shipment (in pounds)	1,188	1,162	1,194	2.3	(0.5)

Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$756.8	$753.8	$776.7
Change in revenue deferral and other	$(0.9)	$3.1	$(8.3)

Total picked up revenue	$755.9	$756.9	$768.4

	Regional Transportation
	1Q14	1Q13	4Q13	Y/Y % (b)	Sequential % (b)
Workdays	67.0	62.5	62.5

Total picked up revenue (in millions) (a)	$454.4	$409.0	$431.9	11.1	5.2
Total tonnage (in thousands)	2,015	1,831	1,895	10.0	6.4
Total tonnage per day (in thousands)	30.08	29.30	30.32	2.6	(0.8)
Total shipments (in thousands)	2,706	2,480	2,586	9.1	4.6
Total shipments per day (in thousands)	40.38	39.68	41.37	1.8	(2.4)
Total revenue/cwt.	$11.28	$11.17	$11.40	1.0	(1.1)
Total revenue/shipment	$168	$165	$167	1.9	0.6
Total weight/shipment (in pounds)	1,490	1,477	1,466	0.9	1.6

Reconciliation of operating revenue to total picked up revenue (in millions):

Operating revenue	$454.1	$408.7	$431.0
Change in revenue deferral and other	$0.3	$0.3	$0.9

Total picked up revenue	$454.4	$409.0	$431.9

(a)	Does not equal financial statement revenue due to revenue recognition adjustments between accounting periods.
(b)	Percent change based on unrounded figures and not the rounded figures presented.